Exhibit 99.1

Ventas Reports Record 2014 Fourth Quarter and Full Year Results

  Record 2014 Normalized FFO Grows Eight Percent to $4.48 Per Diluted Share
  Total 2014 Investments of $2.4 Billion
  Targeting 2015 Normalized FFO Range of $4.63 to $4.71 Per Diluted Share

CHICAGO--(BUSINESS WIRE)--February 13, 2015--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported that normalized Funds From Operations (“FFO”) for the year ended December 31, 2014 increased nine percent to $1.3 billion, from $1.2 billion for the comparable 2013 period. Normalized FFO per diluted common share grew eight percent to $4.48 for the year ended December 31, 2014, as compared to $4.14 for the comparable 2013 period. Weighted average diluted shares outstanding for the full year increased to 296.7 million compared to 295.1 million in 2013.

Fourth quarter 2014 normalized FFO increased nine percent to $342.2 million, from $313.6 million for the comparable 2013 period. Normalized FFO per diluted common share of $1.15 grew 8.5 percent in the fourth quarter of 2014 versus $1.06 in the fourth quarter of 2013.

Record Results with Strong Performance in All Three Segments

“Our 2014 record results reflect the strength of our diversified business, with excellent results in our medical office, triple-net lease and seniors housing operating segments, and the positive impact of our value creating investments. We continue to focus on making accretive investments, raising capital efficiently and managing our assets productively, to enhance our leading position in healthcare and senior living real estate,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We enter 2015 with confidence in our team, business model and momentum. We continue to see and capture opportunities to create additional wealth and value for our shareholders. Our long track record of stewardship of capital, expertise in capital markets and experience in asset management positions us well to continue our long track record of earnings and dividend growth in 2015.”

Net income attributable to common stockholders for the year ended December 31, 2014 was $475.8 million, or $1.60 per diluted common share, including discontinued operations. Net income attributable to common stockholders for the year ended December 31, 2013 was $453.5 million, or $1.54 per diluted common share, including discontinued operations. Net income attributable to common stockholders for the quarter ended December 31, 2014 was $107.2 million, or $0.36 per diluted common share, including discontinued operations. Net income attributable to common stockholders for the quarter ended December 31, 2013 was $108.4 million, or $0.37 per diluted common share, including discontinued operations.

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the full-year 2014 was $1.274 billion, or $4.29 per diluted common share. NAREIT FFO for the full-year 2013 was $1.208 billion, or $4.09 per diluted common share. NAREIT FFO per share growth was lower than normalized FFO per share growth for the same period due principally to the exclusion of transaction and re-audit related costs in both periods in normalized FFO, consistent with the Company’s guidance and historical practice.

First Quarter Dividend

Ventas’s Board of Directors declared the second installment of the first quarter 2015 dividend on the Company’s common stock in the amount of $0.5793 per share, payable in cash on March 31, 2015 to stockholders of record on March 6, 2015. On January 27, 2015, Ventas paid the first installment of its first quarter 2015 dividend in the amount of $0.2107 to stockholders of record on January 15, 2015, in connection with the Company’s acquisition of HCT. Together, these two installments total to the Company’s regular quarterly dividend of $0.79 per share and represent a nine percent increase from the dividend in the first quarter of 2014.

2014 Highlights

  Same-store cash net operating income (NOI) growth for the Company’s total portfolio (1,307 assets) was 3.9 percent, expressed in constant currency, for the year ended December 31, 2014 compared to 2013.
  Total seniors housing operating portfolio (SHOP) NOI was $516.2 million, an increase of 15 percent over the comparable 2013 period. Same-store SHOP NOI grew 4.5 percent, expressed in constant currency, for the 217 properties over 2013 results.
  Ventas closed on investments totaling $2.4 billion during 2014, including development and redevelopment investments exceeding $100 million. The first-year average NOI yield for these investments is expected to be over seven percent. The majority of the acquisitions were in seniors housing, loans and medical office buildings (MOBs).
  During 2014, Ventas issued and sold $1.3 billion aggregate principal amount of senior notes with a weighted average interest rate of 3.0 percent and a weighted average maturity of 7.0 years. The issuances were composed of $700 million aggregate principal amount of USD senior notes and CAD notes of 650 million. Ventas issued and sold a total of 3.4 million shares of common stock for aggregate proceeds of $246 million under its “at the market” (ATM) equity offering program in 2014.
  Ventas sold 22 properties and received final repayment on loans receivable for approximately $176 million in aggregate proceeds, representing a yield of ten percent.
  Ventas delivered total shareholder return of 31 percent, and delivered compound annual return to shareholders of 15.4 percent for the ten years ended December 31, 2014.
  Ventas increased its dividend by nine percent, and its dividend has grown at a compound annual growth rate of nine percent over the last ten years.
  The Company made its first investment in the United Kingdom, expanded its presence in the Canadian senior living market, and completed its inaugural senior notes issuance in Canada.
  The Company successfully re-leased or sold (or entered into contracts for sale of) the 108 post-acute assets whose leases with Kindred Healthcare, Inc. expired in 2014. In addition, Ventas and Kindred reached a mutually beneficial agreement on nine assets and on changes to existing leases, which included payment to the Company of $37 million in January 2015.

Recent Developments

  In January 2015, the Company completed its acquisition of 152 healthcare and senior living assets owned by American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction. The transaction was funded with 28.4 million shares of Ventas common stock, 1.1 million units redeemable for shares of Ventas common stock, cash and the assumption of debt.
  Ventas also closed on additional acquisitions exceeding $300 million year to date at a first year yield of over 7.5 percent.
  In January 2015, Ventas issued and sold $1.1 billion of senior notes with a weighted average interest rate below 3.7 percent and a weighted average maturity of 15 years. The issuances were composed of $900 million aggregate principal amount of USD senior notes and CAD notes of 250 million.
  The Company also issued and sold 3.75 million shares of common stock under its ATM program for aggregate proceeds of $290 million in January.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) is expected to approximate 5.7x at the end of the first quarter 2015.
  The Company currently has a strong liquidity position, with approximately $1.5 billion available under its revolving credit facility, as well as $88 million of cash on hand. Ventas’s debt to total capitalization now stands at 31 percent.

2015 Guidance

Ventas currently expects its 2015 NAREIT FFO per diluted share to range between $4.55 and $4.66 and normalized FFO per diluted share to range between $4.63 and $4.71. The Company’s investments closed year to date, including HCT, are included in the guidance.

Same-store cash NOI is forecast to grow 2.5 to 3.5 percent in 2015. The Company’s guidance assumes over $600 million in property dispositions and receipt of loan repayments, expected mostly in the first quarter of 2015, with later year reinvestment of net proceeds. No further investment or disposition activity, other than the capital recycling forecast in the prior sentence, is included in this targeted range. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (866) 318-8616 (or (617) 399-5135 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 55461845, beginning at approximately 2:00 p.m. Eastern Time and will remain for 35 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,600 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and MOBs are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Assets
Real estate investments:
Land and improvements	$1,956,128	$1,937,888	$1,848,922	$1,867,146	$1,855,968
Buildings and improvements	19,895,043	19,664,973	18,591,786	18,658,616	18,457,028
Construction in progress	120,123	116,975	93,629	71,862	80,415
Acquired lease intangibles	1,039,651	1,039,949	1,009,474	1,014,711	1,010,181
	23,010,945	22,759,785	21,543,811	21,612,335	21,403,592
Accumulated depreciation and amortization	(4,025,386)	(3,833,974)	(3,657,541)	(3,515,868)	(3,328,006)
Net real estate property	18,985,559	18,925,811	17,886,270	18,096,467	18,075,586
Secured loans receivable and investments, net	829,756	407,551	414,051	376,074	376,229
Investments in unconsolidated entities	91,872	88,175	89,423	90,929	91,656
Net real estate investments	19,907,187	19,421,537	18,389,744	18,563,470	18,543,471
Cash and cash equivalents	55,348	64,595	86,635	59,791	94,816
Escrow deposits and restricted cash	71,771	78,746	75,514	76,110	84,657
Deferred financing costs, net	60,328	64,898	63,399	59,726	62,215
Other assets	1,131,537	1,021,389	1,175,494	943,671	946,335
Total assets	$21,226,171	$20,651,165	$19,790,786	$19,702,768	$19,731,494

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,888,092	$10,469,106	$9,602,439	$9,481,051	$9,364,992
Accrued interest	62,097	69,112	56,722	61,083	54,349
Accounts payable and other liabilities	1,005,232	965,240	975,282	938,098	1,001,515
Deferred income taxes	344,337	361,454	256,392	252,499	250,167
Total liabilities	12,299,758	11,864,912	10,890,835	10,732,731	10,671,023

Redeemable OP unitholder and noncontrolling interests	172,016	163,080	169,292	160,115	156,660

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 298,478; 294,359; 294,358; 294,346; and 297,901 shares issued at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively	74,656	73,603	73,602	73,599	74,488
Capital in excess of par value	10,119,306	9,859,490	9,849,301	9,858,733	10,078,592
Accumulated other comprehensive income	13,121	16,156	26,255	18,464	19,659
Retained earnings (deficit)	(1,526,388)	(1,398,378)	(1,294,048)	(1,218,967)	(1,126,541)
Treasury stock, 7; 32; 0; 3; and 3,712 shares at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively	(511)	(2,075)	—	(162)	(221,917)
Total Ventas stockholders' equity	8,680,184	8,548,796	8,655,110	8,731,667	8,824,281
Noncontrolling interest	74,213	74,377	75,549	78,255	79,530
Total equity	8,754,397	8,623,173	8,730,659	8,809,922	8,903,811
Total liabilities and equity	$21,226,171	$20,651,165	$19,790,786	$19,702,768	$19,731,494

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2014 and 2013
(In thousands, except per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Rental income:
Triple-net leased	$245,599	$232,873	$970,377	$877,276
Medical office buildings	116,907	114,635	463,618	450,107
	362,506	347,508	1,433,995	1,327,383
Resident fees and services	411,170	366,129	1,552,951	1,406,005
Medical office building and other services revenue	11,124	6,478	29,364	17,809
Income from loans and investments	15,734	12,924	55,169	58,208
Interest and other income	3,453	146	4,267	2,047
Total revenues	803,987	733,185	3,075,746	2,811,452
Expenses:
Interest	99,031	90,274	376,842	334,909
Depreciation and amortization	241,275	198,042	826,911	722,075
Property-level operating expenses:
Senior living	273,563	250,123	1,036,556	956,684
Medical office buildings	38,715	37,938	158,542	152,948
	312,278	288,061	1,195,098	1,109,632
Medical office building services costs	7,527	3,358	17,092	8,315
General, administrative and professional fees	28,108	30,349	121,746	115,106
Loss on extinguishment of debt, net	485	2,110	5,564	1,201
Merger-related expenses and deal costs	7,943	4,497	45,051	21,634
Other	13,604	5,407	38,925	18,732
Total expenses	710,251	622,098	2,627,229	2,331,604
Income before loss from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	93,736	111,087	448,517	479,848
Loss from unconsolidated entities	(688)	(1,041)	(139)	(508)
Income tax benefit (expense)	13,552	(1,272)	8,732	11,828
Income from continuing operations	106,600	108,774	457,110	491,168
Discontinued operations	(411)	(115)	2,106	(36,279)
Gain on real estate dispositions	1,456	—	17,970	—
Net income	107,645	108,659	477,186	454,889
Net income attributable to noncontrolling interest	455	219	1,419	1,380
Net income attributable to common stockholders	$107,190	$108,440	$475,767	$453,509
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.36	$0.37	$1.61	$1.67
Discontinued operations	(0.00)	(0.00)	0.01	(0.12)
Net income attributable to common stockholders	$0.36	$0.37	$1.62	$1.55
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.36	$0.37	$1.59	$1.66
Discontinued operations	(0.00)	(0.00)	0.01	(0.12)
Net income attributable to common stockholders	$0.36	$0.37	$1.60	$1.54

Weighted average shares used in computing earnings per common share:
Basic	294,810	293,674	294,175	292,654
Diluted	297,480	296,047	296,677	295,110

Dividends declared per common share	$0.79	$0.725	$2.965	$2.735

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2014 Quarters				2013 Fourth
	Fourth	Third	Second	First	Quarter

Revenues:
Rental income:
Triple-net leased	$245,599	$244,206	$242,726	$237,846	$232,873
Medical office buildings	116,907	116,598	114,890	115,223	114,635
	362,506	360,804	357,616	353,069	347,508
Resident fees and services	411,170	396,247	374,473	371,061	366,129
Medical office building and other services revenue	11,124	7,573	4,367	6,300	6,478
Income from loans and investments	15,734	14,043	14,625	10,767	12,924
Interest and other income	3,453	368	173	273	146
Total revenues	803,987	779,035	751,254	741,470	733,185

Expenses:
Interest	99,031	98,469	91,501	87,841	90,274
Depreciation and amortization	241,275	201,224	190,818	193,594	198,042
Property-level operating expenses:
Senior living	273,563	265,274	249,424	248,295	250,123
Medical office buildings	38,715	41,147	39,335	39,345	37,938
	312,278	306,421	288,759	287,640	288,061
Medical office building services costs	7,527	4,568	1,626	3,371	3,358
General, administrative and professional fees	28,108	29,466	31,306	32,866	30,349
Loss (gain) on extinguishment of debt, net	485	2,414	2,924	(259)	2,110
Merger-related expenses and deal costs	7,943	16,749	9,599	10,760	4,497
Other	13,604	15,229	4,863	5,229	5,407
Total expenses	710,251	674,540	621,396	621,042	622,098

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	93,736	104,495	129,858	120,428	111,087
(Loss) income from unconsolidated entities	(688)	(47)	348	248	(1,041)
Income tax benefit (expense)	13,552	1,887	(3,274)	(3,433)	(1,272)
Income from continuing operations	106,600	106,335	126,932	117,243	108,774
Discontinued operations	(411)	(259)	(255)	3,031	(115)
Gain on real estate dispositions	1,456	3,625	11,889	1,000	—
Net income	107,645	109,701	138,566	121,274	108,659
Net income attributable to noncontrolling interest	455	569	168	227	219
Net income attributable to common stockholders	$107,190	$109,132	$138,398	$121,047	$108,440

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.36	$0.37	$0.47	$0.40	$0.37
Discontinued operations	(0.00)	(0.00)	(0.00)	0.01	(0.00)
Net income attributable to common stockholders	$0.36	$0.37	$0.47	$0.41	$0.37
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.36	$0.37	$0.47	$0.40	$0.37
Discontinued operations	(0.00)	(0.00)	(0.00)	0.01	(0.00)
Net income attributable to common stockholders	$0.36	$0.37	$0.47	$0.41	$0.37

Weighted average shares used in computing earnings per common share:
Basic	294,810	294,030	293,988	293,875	293,674
Diluted	297,480	296,495	296,504	296,245	296,047

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2014 and 2013
(In thousands)
	2014	2013
Cash flows from operating activities:
Net income	$477,186	$454,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	828,467	769,881
Amortization of deferred revenue and lease intangibles, net	(18,871)	(15,793)
Other non-cash amortization	(312)	(16,745)
Stock-based compensation	20,994	20,653
Straight-lining of rental income, net	(38,687)	(30,540)
Loss on extinguishment of debt, net	5,564	1,048
Gain on real estate dispositions (including amounts in discontinued operations)	(19,183)	(3,617)
Gain on real estate loan investments	(1,455)	(5,056)
Gain on sale of marketable securities	—	(856)
Income tax benefit	(9,431)	(11,828)
Loss from unconsolidated entities	139	1,748
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)
Other	15,739	8,407
Changes in operating assets and liabilities:
Decrease (increase) in other assets	5,317	(690)
Increase in accrued interest	7,958	6,806
(Decrease) increase in accounts payable and other liabilities	(18,580)	17,689
Net cash provided by operating activities	1,254,845	1,194,755
Cash flows from investing activities:
Net investment in real estate property	(1,468,286)	(1,437,002)
Purchase of noncontrolling interest	(9,115)	(14,331)
Investment in loans receivable and other	(498,992)	(37,963)
Proceeds from real estate disposals	118,246	35,591
Proceeds from loans receivable	73,557	325,518
Purchase of marketable securities	(96,689)	—
Proceeds from sale or maturity of marketable securities	21,689	5,493
Funds held in escrow for future development expenditures	4,590	19,458
Development project expenditures	(106,988)	(95,741)
Capital expenditures	(87,454)	(81,614)
Other	(5,598)	(2,169)
Net cash used in investing activities	(2,055,040)	(1,282,760)
Cash flows from financing activities:
Net change in borrowings under credit facilities	540,203	(164,029)
Proceeds from debt	2,007,707	2,767,546
Repayment of debt	(1,151,395)	(1,792,492)
Payment of deferred financing costs	(14,220)	(31,277)
Issuance of common stock, net	242,107	141,343
Cash distribution to common stockholders	(875,614)	(802,123)
Cash distribution to redeemable OP unitholders	(5,762)	(5,040)
Purchases of redeemable OP units	(503)	(659)
Contributions from noncontrolling interest	491	2,395
Distributions to noncontrolling interest	(9,559)	(9,286)
Other	24,602	8,618
Net cash provided by financing activities	758,057	114,996
Net (decrease) increase in cash and cash equivalents	(42,138)	26,991
Effect of foreign currency translation on cash and cash equivalents	2,670	(83)
Cash and cash equivalents at beginning of period	94,816	67,908
Cash and cash equivalents at end of period	$55,348	$94,816

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$370,741	$223,955
Other assets acquired	15,280	6,635
Debt assumed	241,076	183,848
Other liabilities	24,039	29,868
Deferred income tax liability	110,728	5,181
Noncontrolling interests	—	11,693
Equity issued	10,178	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2014 Quarters				2013 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$107,645	$109,701	$138,566	$121,274	$108,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	241,291	201,236	192,064	193,876	200,556
Amortization of deferred revenue and lease intangibles, net	(4,096)	(4,896)	(4,496)	(5,383)	(4,634)
Other non-cash amortization	304	2,312	(963)	(1,965)	(3,369)
Stock-based compensation	4,202	5,381	5,367	6,044	5,643
Straight-lining of rental income, net	(9,043)	(12,413)	(9,317)	(7,914)	(9,375)
Loss (gain) on extinguishment of debt, net	485	2,414	2,924	(259)	2,110
Gain on real estate dispositions (including amounts in discontinued operations)	(1,457)	(3,584)	(11,705)	(2,437)	(1,376)
Gain on real estate loan investments	(1,206)	(249)	—	—	(1,458)
Income tax (benefit) expense	(13,851)	(1,987)	2,974	3,433	1,272
Loss (income) from unconsolidated entities	688	47	(348)	(248)	1,041
Other	2,140	7,105	3,418	3,076	2,274
Changes in operating assets and liabilities:
Decrease (increase) in other assets	8,623	(14,514)	4,967	6,241	27,442
(Decrease) increase in accrued interest	(6,877)	12,461	(4,379)	6,753	(7,818)
Increase (decrease) in accounts payable and other liabilities	6,025	21,256	(7,791)	(38,070)	38,359
Net cash provided by operating activities	334,873	324,270	311,281	284,421	359,326
Cash flows from investing activities:
Net investment in real estate property	(284,250)	(912,510)	(89,660)	(181,866)	(78,236)
Purchase of noncontrolling interest	(5,527)	—	(3,588)	—	(6,436)
Investment in loans receivable and other	(432,556)	(21,948)	(43,296)	(1,192)	(3,246)
Proceeds from real estate disposals	5,500	60,396	26,200	26,150	6,400
Proceeds from loans receivable	17,984	49,593	4,817	1,163	26,362
Purchase of marketable securities	(50,000)	—	(21,689)	(25,000)	—
Proceeds from sale or maturity of marketable securities	—	21,689	—	—	—
Funds held in escrow for future development expenditures	1,988	—	—	2,602	4,269
Development project expenditures	(35,613)	(26,952)	(20,475)	(23,948)	(21,034)
Capital expenditures	(31,219)	(20,709)	(19,392)	(16,134)	(30,980)
Other	(5,177)	(296)	—	(125)	(1,758)
Net cash used in investing activities	(818,870)	(850,737)	(167,083)	(218,350)	(104,659)
Cash flows from financing activities:
Net change in borrowings under credit facilities	693,887	46,267	(381,705)	181,754	(71,443)
Proceeds from debt	—	1,311,046	696,661	—	1,000,702
Repayment of debt	(246,278)	(632,391)	(204,953)	(67,773)	(951,960)
Payment of deferred financing costs	726	(8,100)	(6,679)	(167)	(11,300)
Issuance of common stock, net	242,107	—	—	—	35,341
Cash distribution to common stockholders	(235,200)	(213,462)	(213,479)	(213,473)	(213,353)
Cash distribution to redeemable OP unitholders	(1,548)	(1,452)	(1,360)	(1,402)	(1,561)
Purchases of redeemable OP units	(503)	—	—	—	(342)
Contributions from noncontrolling interest	491	—	—	—	301
Distributions to noncontrolling interest	(2,799)	(1,852)	(2,671)	(2,237)	(1,672)
Other	25,153	23	(2,215)	1,641	788
Net cash provided by (used in) financing activities	476,036	500,079	(116,401)	(101,657)	(214,499)
Net (decrease) increase in cash and cash equivalents	(7,961)	(26,388)	27,797	(35,586)	40,168
Effect of foreign currency translation on cash and cash equivalents	(1,286)	4,348	(953)	561	(24)
Cash and cash equivalents at beginning of period	64,595	86,635	59,791	94,816	54,672
Cash and cash equivalents at end of period	$55,348	$64,595	$86,635	$59,791	$94,816

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$16,746	$299,713	$51,330	$2,952	$2,508
Other assets acquired	11,597	2,049	1,634	—	109
Debt assumed	12,926	177,035	51,115	—	—
Other liabilities	4,598	15,766	723	2,952	2,285
Deferred income tax liability	641	108,961	1,126	—	332
Equity issued	10,178	—	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

									Tentative Estimates
									Preliminary and		Midpoint
								YOY	Subject to Change		YOY
	2013		2014					Growth	FY2015 - Guidance		Growth
	Q4	FY	Q1	Q2	Q3	Q4	FY	'13-'14	Low	High	'14-'15E
Net income attributable to common stockholders	$108,440	$453,509	$121,047	$138,398	$109,132	$107,190	$475,767		$628,032	$635,452
Net income attributable to common stockholders per share	$0.37	$1.54	$0.41	$0.47	$0.37	$0.36	$1.60		$1.87	$1.90
Adjustments:
Depreciation and amortization on real estate assets	196,520	716,412	192,043	189,219	199,617	239,465	820,344		910,000	950,000
Depreciation on real estate assets related to noncontrolling interest	(2,674)	(10,512)	(2,644)	(2,661)	(2,503)	(2,506)	(10,314)		(8,450)	(8,950)
Depreciation on real estate assets related to unconsolidated entities	1,641	6,543	1,494	1,495	1,471	1,332	5,792		5,150	5,650
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)	—	—	—	—	—		—	—
Gain on real estate dispositions	—	—	(1,000)	(11,889)	(3,625)	(1,456)	(17,970)		(9,100)	(19,100)
Discontinued operations:
(Gain) loss on real estate dispositions	(1,376)	(4,059)	(1,438)	(45)	41	(52)	(1,494)		(90)	(190)
Depreciation and amortization on real estate assets	2,514	47,806	281	1,247	12	15	1,555		20	20
Subtotal: FFO add-backs	196,625	754,949	188,736	177,366	195,013	236,798	797,913		897,530	927,430
Subtotal: FFO add-backs per share	$0.66	$2.56	$0.64	$0.60	$0.66	$0.80	$2.69		$2.68	$2.77
FFO (NAREIT)	$305,065	$1,208,458	$309,783	$315,764	$304,145	$343,988	$1,273,680	5%	$1,525,562	$1,562,882	21%
FFO (NAREIT) per share	$1.03	$4.09	$1.05	$1.07	$1.03	$1.16	$4.29	5%	$4.55	$4.66	7%

Adjustments:
Change in fair value of financial instruments	424	449	(68)	109	4,595	485	5,121		500	(500)
Non-cash income tax expense (benefit)	1,272	(11,828)	3,433	2,974	(1,987)	(13,851)	(9,431)		(22,000)	(28,000)
Loss (gain) on extinguishment of debt, net	2,110	1,048	(810)	2,924	2,414	485	5,013		1,000	2,000
Merger-related expenses, deal costs and re-audit costs	4,497	21,560	10,761	9,602	23,401	10,625	54,389		45,000	40,000
Amortization of other intangibles	255	1,022	256	255	255	480	1,246		2,150	2,650
Subtotal: normalized FFO add-backs	8,558	12,251	13,572	15,864	28,678	(1,776)	56,338		26,650	16,150
Subtotal: normalized FFO add-backs per share	$0.03	$0.04	$0.05	$0.05	$0.10	$(0.01)	$0.19		$0.08	$0.05
Normalized FFO	$313,623	$1,220,709	$323,355	$331,628	$332,823	$342,212	$1,330,018	9%	$1,552,212	$1,579,032	18%
Normalized FFO per share	$1.06	$4.14	$1.09	$1.12	$1.12	$1.15	$4.48	8%	$4.63	$4.71	4%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,634)	(15,793)	(5,383)	(4,496)	(4,896)	(4,096)	(18,871)		(24,900)	(29,900)
Other non-cash amortization, including fair market value of debt	(3,369)	(16,745)	(1,965)	(963)	2,312	304	(312)		3,300	5,300
Stock-based compensation	5,643	20,653	6,044	5,367	5,381	4,202	20,994		20,000	24,000
Straight-lining of rental income, net	(9,375)	(30,540)	(7,914)	(9,317)	(12,413)	(9,043)	(38,687)		(33,800)	(35,800)
Subtotal: non-cash items included in normalized FFO	(11,735)	(42,425)	(9,218)	(9,409)	(9,616)	(8,633)	(36,876)		(35,400)	(36,400)
Capital expenditures	(32,410)	(87,654)	(17,134)	(21,445)	(21,822)	(32,527)	(92,928)		(110,000)	(120,000)
Normalized FAD	$269,478	$1,090,630	$297,003	$300,774	$301,385	$301,052	$1,200,214	10%	$1,406,812	$1,422,632	18%
Normalized FAD per share	$0.91	$3.70	$1.00	$1.01	$1.02	$1.01	$4.05	9%	$4.20	$4.24	4%
Merger-related expenses, deal costs and re-audit costs	(4,497)	(21,560)	(10,761)	(9,602)	(23,401)	(10,625)	(54,389)		(45,000)	(40,000)
FAD	$264,981	$1,069,070	$286,242	$291,172	$277,984	$290,427	$1,145,825	7%	$1,361,812	$1,382,632	20%
FAD per share	$0.90	$3.62	$0.97	$0.98	$0.94	$0.98	$3.86	7%	$4.06	$4.12	6%

Weighted average diluted shares	296,047	295,110	296,245	296,504	296,495	297,480	296,677		335,251	335,251

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO and FAD to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and capital expenditures, including tenant allowances and leasing commissions.

FFO, normalized FFO and FAD presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO and FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and FAD should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest, depreciation and merger-related expenses and deal costs of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2014, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review of the Company’s historical financial statements, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):
Net income attributable to common stockholders	$107,190
Pro forma adjustments for current period investments, capital transactions and dispositions	6,802
Pro forma net income for the three months ended December 31, 2014	113,992
Add back:
Pro forma interest	100,675
Pro forma depreciation and amortization	242,035
Stock-based compensation	4,202
Gain on real estate dispositions	(1,457)
Loss on extinguishment of debt, net	485
Loss from unconsolidated entities	688
Noncontrolling interest	455
Income tax benefit	(13,552)
Change in fair value of financial instruments	485
Other taxes	1,187
Pro forma merger-related expenses, deal costs and re-audit costs	10,016
Adjusted Pro Forma EBITDA	459,211
Adjusted Pro Forma EBITDA annualized	$1,836,844

As of December 31, 2014:
Debt	$10,888,092
Cash, adjusted for cash escrows pertaining to debt and debt related to assets held for sale	(35,008)
Net debt	$10,853,084

Net debt to Adjusted Pro Forma EBITDA	5.9	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2014 Quarters				2013 Fourth
	Fourth	Third	Second	First	Quarter
Revenues

Triple-Net
Triple-Net Rental Income	$245,599	$244,206	$242,726	$237,846	$232,873

Medical Office Buildings
Medical Office - Stabilized	104,171	103,780	101,795	101,259	100,492
Medical Office - Lease up	6,675	6,767	6,839	7,324	7,529
Medical Office - Other	6,061	6,051	6,256	6,640	6,614
Total Medical Office Buildings - Rental Income	116,907	116,598	114,890	115,223	114,635
Total Rental Income	362,506	360,804	357,616	353,069	347,508

Medical Office Building Services Revenue	9,218	5,937	2,722	4,652	4,851
Total Medical Office Buildings - Revenue	126,125	122,535	117,612	119,875	119,486

Triple-Net Services Revenue	1,136	1,136	1,145	1,148	1,127
Non-Segment Services Revenue	770	500	500	500	500
Total Medical Office Building and Other Services Revenue	11,124	7,573	4,367	6,300	6,478

Seniors Housing Operating
Seniors Housing - Stabilized	398,855	385,511	363,618	361,404	360,064
Seniors Housing - Lease up	12,083	10,109	10,227	9,018	5,422
Seniors Housing - Other	232	627	628	639	643
Total Resident Fees and Services	411,170	396,247	374,473	371,061	366,129

Non-Segment Income from Loans and Investments	15,734	14,043	14,625	10,767	12,924
Total Revenues, excluding Interest and Other Income	800,534	778,667	751,081	741,197	733,039

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	33,331	34,807	33,641	33,545	32,296
Medical Office - Lease up	2,509	2,738	2,733	2,783	2,620
Medical Office - Other	2,875	3,602	2,961	3,017	3,022
Total Medical Office Buildings	38,715	41,147	39,335	39,345	37,938

Seniors Housing Operating
Seniors Housing - Stabilized	262,915	256,702	241,380	241,298	245,404
Seniors Housing - Lease up	10,421	7,972	7,473	6,420	4,145
Seniors Housing - Other	227	600	571	577	574
Total Seniors Housing	273,563	265,274	249,424	248,295	250,123
Total Property-Level Operating Expenses	312,278	306,421	288,759	287,640	288,061

Medical Office Building Services Costs	7,527	4,568	1,626	3,371	3,358

Net Operating Income

Triple-Net
Triple-Net Properties	245,599	244,206	242,726	237,846	232,873
Triple-Net Services Revenue	1,136	1,136	1,145	1,148	1,127
Total Triple-Net	246,735	245,342	243,871	238,994	234,000

Medical Office Buildings
Medical Office - Stabilized	70,840	68,973	68,154	67,714	68,196
Medical Office - Lease up	4,166	4,029	4,106	4,541	4,909
Medical Office - Other	3,186	2,449	3,295	3,623	3,592
Medical Office Buildings Services	1,691	1,369	1,096	1,281	1,493
Total Medical Office Buildings	79,883	76,820	76,651	77,159	78,190

Seniors Housing Operating
Seniors Housing - Stabilized	135,940	128,809	122,238	120,106	114,660
Seniors Housing - Lease up	1,662	2,137	2,754	2,598	1,277
Seniors Housing - Other	5	27	57	62	69
Total Seniors Housing	137,607	130,973	125,049	122,766	116,006
Non-Segment	16,504	14,543	15,125	11,267	13,424
Net Operating Income	$480,729	$467,678	$460,696	$450,186	$441,620

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store Constant Currency Cash NOI

	For the Year Ended
	December 31,
	2014	2013

Net Operating Income	$1,859,289	$1,691,458

Less:
NOI Not Included in Same-Store	179,182	77,508
Straight-Lining of Rental Income	38,670	30,554
Non-Cash Rental Income	15,821	13,089
Non-Segment NOI	57,439	59,471
Foreign Currency Adjustment	—	1,794
	291,112	182,416

Same-Store Constant Currency Cash NOI as Reported	$1,568,177	$1,509,042

Percentage Increase		3.9%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Constant Currency NOI

	For the Year Ended
	December 31,
	2014	2013

Net Operating Income	$516,395	$449,321

Less:
NOI Not Included in Same-Store	69,483	19,870
Foreign Currency Adjustment	—	1,794
	69,483	21,664

Same-Store Constant Currency NOI as Reported	$446,912	$427,657

Percentage Increase		4.5%

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CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS